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                                                                   Exhibit 10.7

                              EMPLOYMENT AGREEMENT
                              --------------------

     This Employment Agreement is made as of September 1, 2000, between Newport News, Inc., a Delaware corporation ("Newport News") and George D. Ittner, of Darien, Connecticut ("Ittner").

     Newport News and Ittner hereby agree as follows:

1. EMPLOYMENT
-------------

     Newport News agrees to continue to employ Ittner in the greater New York City metropolitan area until the effective date of the termination of the employment period, as hereinafter provided, and Ittner agrees to continue such employment. Ittner will serve faithfully and to the best of his ability as President and Chief Executive Officer (CEO) of Newport News, reporting to the Board of Directors of Newport News or its designee. Ittner will have managerial responsibility for Newport News and its assigned activities. Notwithstanding anything herein to the contrary, there are certain transactions, a list of which has been provided to Ittner, that require the approval of the Board of Directors of Newport News. For purposes of this contract, anywhere herein where a designee of the Board of Directors is permissible, Newport News hereby so designates the Office of the President of Spiegel, Inc.

2. BEST EFFORTS
---------------

     During the employment period, Ittner will devote his best efforts and all his business time and attention to the business of Newport News and will faithfully perform his duties subject to the direction of the Board of Directors or its designee and generally subject to the employment policies of Newport News as may be promulgated from time to time.

3. TERM OF EMPLOYMENT
---------------------

     The term of this Employment Agreement shall be a period of three (3) years (Initial Term) commencing September 1, 2000, and terminating December 31,2003, subject, however, to prior termination as in after provided
     Section 8 (Termination for Cause) below. This Employment Agreement shall be automatically renewed and continue in full force and effect for additional one year terms without limitation, unless either party gives the other party six (6) months' written notice of its or his election to terminate this Employment Agreement at the end of the then current calendar year. If Newport News elects to terminate this Employment Agreement in accordance with this Paragraph 3, then Newport News will pay Ittner at time of termination an amount equal to Itter's entire compensation and benefit package (including pro-rated Annual and Long Term Incentives) then in effect as provided on Schedule A and Schedule B and Paragraph 6 herein calculated for a period of twenty-four (24) months unless termination is after Ittner's 62nd birthday.

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4. COMPENSATION
---------------

     Newport News shall pay Ittner an annual base salary in accordance with Schedule A payable in the manner as is done in the ordinary course of business for upper level executives of Newport News. The Board of Directors or its designee shall review this base salary annually and shall have the right to increase it at any time during the employment period. An increase in base salary shall be evidenced by the Board of Directors or its designee approving an amended Schedule A to this Employment Agreement, which shall give the amount of the increase in base salary, the new total base salary and the period for which the increase shall be effective.

5. BONUS
--------

     Ittner shall be entitled to an annual cash bonus no later than February 28th of each year based upon the performance of Newport News for the most recently ended calendar year. The bonus will be in accordance with Schedule
     A. The bonus opportunity shall be determined based upon performance criteria mutually and reasonably developed by Newport News or its designee and Ittner and agreed to by the Board of Directors with the understanding that such criteria will provide a fair and professionally challenging achievement rewarding good performance. The predetermined performance criteria, and any changes mutually agreed upon by Newport News or its designee and Ittner and agreed to by the Board of Directors, shall be as set forth on Schedule B, attached to this Agreement.

6. BENEFITS
-----------

     Ittner shall be eligible for all medical and dental benefits, disability benefits, long term incentive plans, stock options, profit sharing, savings plans, automobile allowance, paid vacation, paid-up split dollar and whole life insurance policies then in effect, a membership at a country club and other benefits which are or shall be adopted by Newport News covering its senior executive management staff, provided he meets the qualification requirements for such benefits. Additional benefits may be added during the term of this Agreement by Newport News.

7. DISABILITY OF ITTNER
-----------------------

     If, during the term of this Employment Agreement, Ittner shall become disabled by accident, illness, or otherwise, and such disability shall continue for a period of six (6) successive months following which he is unable to resume his duties hereunder, Newport News shall have the right to terminate the employment period by giving written notice to Ittner of its intention to do so at least thirty (30) days prior to the effective date of such termination, provided however, Newport News agrees to pay a lump sum at the time of termination in an amount equal to the fair value of his entire compensation and benefits package in place at that time calculated for a period of six (6) months commencing from the effective date of such termination in lieu of continuing to provide such benefits in periodic amounts. Any dispute as to whether such a disability has

                                      2

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     occurred shall be resolved by a physician reasonably satisfactory to both parties, whose determination shall be final and binding on both parties.

8. TERMINATION FOR CAUSE
------------------------

     Newport News may terminate the employment period for cause for the following reasons other than innocent acts: repetitive and offensive public intoxication, a felony conviction, the intentional perpetration of a dishonest act or fraud against Newport News or an affiliate or subsidiary thereof, which is significantly injurious in a material respect to the financial condition, business or reputation of Newport News or any of its affiliates or subsidiaries. Newport News shall have the right to terminate the employment period for any above reason by giving written notice to Ittner of its intention to do so and specifying therein the reason and the effective date of termination. In this case a severance payment will be paid in accordance with Paragraph 3 above, and this Agreement will have no further effect.

9. OTHER EMPLOYMENT
-------------------

     Ittner covenants and agrees that during the employment period, he will not directly or indirectly (except with the written consent of Newport News) become engaged in, be employed by, render services to or for, or permit his name to be used in connection with any business other than the business of Newport News and its subsidiaries and affiliates, whether such other business is or is not competitive with that business. After termination of this Agreement, Ittner agrees that for a period of one year he will not solicit for engagement or as an employee any person who has been employed by the Company within the preceding twelve months as a senior level executive.

10. TRADE SECRETS
-----------------

     Ittner shall not at any time while this Employment Agreement is in force, and for a period of two (2) years after its termination, unless authorized by Newport News, divulge or disclose to any person or corporation any confidential or proprietary information relating to the business of Newport News or its subsidiaries and affiliates including, but not in limitation, customer list, supplier lists, prices of products, services or operational processes. A breach of this confidentiality clause will result in no compensation and benefits being paid at the time of termination.

11. TOTAL AGREEMENT
-------------------

     This contract contains the complete agreement concerning the employment arrangement between the parties and, as of the effective date of this agreement, supersedes all other agreements, whether oral or in writing, between the parties. This agreement may be modified or added to only if evidenced in writing signed by the party to be liable.

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12. GENERAL
-----------

     The headings of all the sections are inserted for convenience of reference only and will not affect the construction or interpretation of this agreement.

13. GOVERNING LAW
-----------------

     This agreement shall be governed by the laws of the State of New York without regard to principles of conflicts of laws.

IN WITNESS WHEREOF, the parties have executed this Agreement as of SEPTEMBER 20,
                                                                   -------------
2000
----

NEWPORT NEWS, INC.

By: /s/ Michael R. Moran                                 /s/ George D. Ittner
    ------------------------------                       -----------------------
    Michael R. Moran, Director                           George D. Ittner

OTTO VERSAND GmbH

By: /s/ Martin Zaepfel
    --------------------------
    Martin Zaepfel, Deputy Chairman

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                              EMPLOYMENT AGREEMENT

                                  SCHEDULE A
                                  ----------

Annual compensation for 2000 will be Four Hundred Fifty Thousand Dollars ($450,000.00).

Bonus opportunity for each year of this contract shall be 75% of base salary.

Dated:        September 1, 2000

/s/                                                      /s/ George D. Ittner
------------------------------                           -----------------------
Newport News, Inc. Director                              George D. Ittner

                                      5

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                             EMPLOYMENT AGREEMENT

                                  SCHEDULE B
                                  ----------

This Schedule B is made part of the Employment Agreement between Newport News and George Ittner dated September 1,2000.

Bonus is determined by the Executive Committee and the Board of Directors each year. Historically the criteria has been a pre-tax profit range stating the amount of pre-tax profit that Spiegel has to reach.

For the year 2000, the pre-tax profit range is as follows:

                   50% of Bonus Opportunity at an EBT of $12.0 million
                  100% of Bonus Opportunity at an EBT of $18.0 million 150% of Bonus Opportunity at an EBT of $24.0 million

Dated: September 1, 2000

/s/                                                      /s/ George D. Ittner
------------------------------                           -----------------------
Newport News, Inc. Director                              George D. Ittner

                                      6

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                             EMPLOYMENT AGREEMENT

                                 SCHEDULE B
                                 ----------

This Schedule B is made part of the Employment Agreement between Newport News and George lttner dated September 1,2000.

Bonus is determined by the Executive Committee and the Board of Directors each year. Historically the criteria has been a pre-tax profit range stating the amount of pre-tax profit that Spiegel has to reach.

For the year 2001, the pre-tax profit range is as follows:

                   50% of Bonus Opportunity at an EBT of $14.1 million
                  100% of Bonus Opportunity at an EBT of $20.2 million 150% of Bonus Opportunity at an EBT of $26.2 million

Dated: January 1, 2001

/s/                                                      /s/ George D. Ittner
------------------------------                           -----------------------
Newport News, Inc. Director                              George D. Ittner

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                                 SCHEDULE A
                                 ----------

Annual compensation effective March 1, 2001 will be Four Hundred Seventy Thousand Dollars ($470,000.00).

Dated:    January 1, 2001

/s/                                                      /s/ George D. Ittner
------------------------------                           -----------------------
Newport News, Inc. Director                              George D. Ittner